Exhibit 99.1

RMG NETWORKS REPORTS THIRD QUARTER 2013 RESULTS

Pro Forma Combined Total Revenues of $16.4 Million Grew 13% from Same Period 2012

Announced Significant Expansion of Advertising Media Network

Debt to be Reduced by a Further $15.2 Million

DALLAS, TX -- (Marketwired) -- 11/14/2013 -- RMG Networks Holding Corporation, or RMG Networks, (NASDAQ: RMGN) a leading provider of technology-driven video advertising and visual communications solutions, announced its results for the third quarter ended September 30, 2013.

Business Highlights from the Quarter

➢

Pro forma combined total revenues increased 13% from Q3 2012.

➢

Continued execution on international expansion strategy by establishing offices, adding sales staff, or adding customers in Singapore, China, and Brazil. Continued investment in expanding sales and services resources by adding 16 new revenue generating or sales supporting employees in the quarter.

➢

Entered into a strategic, long-term relationship with Regus, the global workplace provider, to develop the RMG Office Media Network, the US’ largest in-office digital media network, to engage audiences with sight, sound, and motion across approximately 650 Regus business centers in the US. The relationship demonstrates RMG Networks’ revenue synergy potential in providing combined video advertising and technology solutions.

➢

Completed previously announced follow-on equity issuance and used a portion of the proceeds to pay down $10.3 million of debt within the quarter. Subsequently amended credit facility and expect to repay additional $15.2 million of borrowings. Amended credit facility lowers effective interest rate to 8% and eliminates scheduled principal payments. Combined debt repayments and credit facility amendment expected to result in annual interest and principal repayment savings of over $5 million in 2014.

Garry McGuire, CEO of RMG Networks, commented, “RMG made significant progress during the third quarter, executing our end-to-end solutions strategy. We developed a significant partnership to launch a major office media network and have continued our efforts to expand our market opportunity. I am particularly encouraged that we are continuing in Q3 the strong year-over-year top line growth we also reported in Q2, especially in the context of 2013 being a year of investment and integration and before a number of our expected growth initiatives have fully produced results.”

Mr. McGuire concluded, “Our continued investments in our platform are intended to drive future revenue growth and deliver profitability through operating leverage. Our focus for the remainder of the year is on stringently executing our growth plan, cross-selling opportunities between our two businesses, adding new ad inventory and inventory partners, expanding our geographic reach and continuing to expand our solutions portfolio. RMG Network’s mission is to be the leader in the ad-tech-video media marketplace through organic growth and by acting as a consolidator of our fragmented industry.”

Third Quarter 2013 Review

RMG Networks completed the business combinations of Reach Media Group Holdings, Inc. and Symon Holdings Corporation, or Symon, on April 8 and April 19, 2013, respectively. Symon was determined to be the Predecessor Company for accounting purposes and accordingly Symon’s historical financials are included for comparison in RMG Networks’ “as-reported” financials. Because Symon recorded results of operations on a January 31 fiscal year and because the results of Reach Media Group Holdings, Inc. are not included in Predecessor Company financials, third quarter 2013 results as-reported are not comparable with the Predecessor Company’s results for third quarter 2012. Therefore, for ease of comparison, we provide in the following results and tables pro forma combined adjusted results for the 2013 and 2012 third quarters as if the companies had existed as a combined entity for the relevant periods.

Pro Forma Combined Adjusted Results

Total third quarter 2013 revenues were $16.4 million, an increase of 13% from $14.6 million in the third quarter of 2012.

•

Advertising revenue of $4.3 million decreased 14% from $5.0 million in third quarter 2012 due to a record campaign from one of our advertisers that represented 20% of our Q3 2012 advertising revenue and did not reoccur in Q3 2013.

•

Product sales revenue of $5.5 million increased 44% from $3.8 million in third quarter 2012 due to increasing demand from businesses looking to utilize digital video and visualization solutions in their workplace.

•

Maintenance and content services revenue of $4.1 million remained relatively flat from $4.3 million in third quarter 2012.

•

Professional services revenue of $2.6 million increased 67% from $1.5 million in third quarter 2012 due to an increase in our professional services resources and greater product sales.

Operating loss was $4.4 million compared to operating loss of $2.8 million in the third quarter of 2012. This increased loss is attributable to lower gross margin as a percentage of sales in the current year period, primarily resulting from lower advertising revenue versus our fixed advertising sales costs, and higher operational expenses in the current year period as the company invests in new sales and marketing staff to support growth initiatives. In addition, the company recognized $0.8 million in transaction-related costs and $0.6 million in stock based compensation expense.

Adjusted EBITDA loss was $1.4 million compared to profit of $1.8 million in the third quarter of 2012, decreasing for the reasons described above.

Reported Results

Total revenue for the successor company for the quarter ended September 30, 2013 was $15.6 million; total revenue for the predecessor company for the quarter ended October 31, 2012 was $8.5 million.

Operating loss for the successor company for the quarter ended September 30, 2013 was $5.3 million; operating income for the predecessor company for the quarter ended October 31, 2012   was $0.7 million.

Growth Outlook

RMG continues to anticipate double-digit year-over-year revenue growth for the balance of 2013 and 2014. For the full year 2013, the company expects total pro forma combined adjusted revenue to be $71 million to $76 million, which is slightly below the range previously provided due to a slower than expected ramp up in certain of the company’s international expansion and new product roll-out initiatives. The company believes that continuing its investments in revenue-generating sales and marketing resources during the second half of the year was and is important to capture the market opportunities before it. Accordingly, it anticipates that 2013 Adjusted EBITDA will be between $(1.0) million and $1.0 million. The company expects a robust Q4 in its core businesses, with gross margin improvements versus those experienced in Q3 and a strong finish to the year. The fourth quarter is traditionally the strongest revenue-generating quarter for both business units and that pattern is expected to continue.

Beyond 2013, the company continues to target organic revenue growth in its existing combined core Media and Enterprise businesses of 20+% per year with an additional 5% to 15% revenue growth from organic geographic, network and product expansion. Expected M&A activities would supplement these revenue growth rates. With an underlying platform established through investment in 2013, the company continues to expect achieving significant operating leverage and Adjusted EBITDA growth in 2014 and beyond. The company is choosing to provide its guidance in this new format to account for the reality that the growth in its business is not perfectly linear. The company, however, is not changing its view regarding the assumptions underlying its growth targets or the strength of its future prospects.

Conference Call

Management will host a conference call to discuss these results today, Thursday November 14, 2013 at 9:00 a.m. ET.  To access the call, please dial 877-280-4961 (toll free) or 857-224-7318 and passcode # 37920962. The conference call will also be broadcast live over the Internet with an accompanying slide presentation, which can be accessed via the Investor Relations section of RMG's web site at http://ir.rmgnetworks.com/phoenix.zhtml?c=251935&p=irol-calendar. All participants should call or access the website approximately 10 minutes before the conference begins. The webcast and slide presentation will be available for replay for 90 days.

A telephonic replay of this conference call will also be available by dialing 888-286-8010 (toll free) or 617-801-6888 (passcode: 88017677) from noon ET on November 14, 2013 until midnight ET on November 17, 2013.

ABOUT RMG NETWORKS

RMG Networks (NASDAQ:RMGN) is a global leader in the digital signage media industry.  The company delivers digital signage media solutions for corporate networks, consumer networks, and advertising networks, including nearly 70% of the Fortune 500. RMG operates an Advertising Media business unit that sells digital video advertising across a network of over 200,000 display screens, reaching 100 million consumers each month. RMG also operates an Enterprise Solutions business unit that provides digital signage data visualization solutions for a variety of application areas including contact centers, supply chain, employee communications, hospitality, higher education, financial services, healthcare and retail. The company is headquartered in Dallas, Texas with offices in the United States, United Kingdom, China, India, Singapore and the U.A.E. For more information, visit http://www.rmgnetworks.com.

Non-GAAP FINANCIAL MEASURES

This release includes certain non-GAAP financial measures as defined under SEC regulations, including Adjusted EBITDA. In evaluating its business, RMG Networks considers and uses Adjusted EBITDA as a supplemental measure of its operating performance, and believes that many of the company’s investors use this non-GAAP measure to monitor the company’s performance. This measure should not be considered as a substitute for the most directly comparable GAAP measures and should not be used in isolation, but in conjunction with these GAAP measures.  Definitions and reconciliations between non-GAAP measures and relevant GAAP measures are set forth in the tables at the end of this press release.

FORWARD LOOKING STATEMENT

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding guidance relating to future financial performance, expected operating results, such as revenue growth, and efforts to grow our business.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:  the company’s success in retaining or recruiting, or changes required in, its management and other key personnel; the limited liquidity and trading volume of the company’s securities; Reach Media Group’s (“RMG”) history of incurring significant net losses and limited operating history; the competitive environment in the advertising markets in which the company operates; the risk that the anticipated benefits of the combination of RMG or Symon Holdings Corporation, or of other acquisitions that the company may complete, may not be fully realized; the risk that any projections, including earnings, revenues, margins or any other financial items are not realized; changing legislation and regulatory environments; business development activities, including the company’s ability to contract with, and retain, customers on attractive terms; the general volatility of the market price of the company’s common stock; risks and costs associated with regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act); and general economic conditions.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:
For RMG Networks Holding Corporation
Investor
Carolyn M. Capaccio
212-838-3777
ir@rmgnetworks.com

or

Media
TallGrass Public Relations
Shawn Roberts
415-305-6456
shawn.roberts@tallgrasspr.com

Source: RMG Networks

(tables appear below)

RMG Networks Holding Corporation

Consolidated Balance Sheets

	Successor Company September 30, 2013	Predecessor Company January 31, 2013
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$28,286,699	$10,203,169
Accounts receivable, net	14,113,992	9,061,229
Inventory, net	3,772,803	2,988,766
Deferred tax assets	231,383	372,618
Other current assets	1,282,461	686,099
Total current assets	47,687,338	23,311,881
Property and equipment, net	1,948,797	963,069
Intangible assets, net	37,149,671	2,584,443
Goodwill	31,028,723	10,972,547
Loan Origination fees	682,900	–
Other assets	1,201,925	112,054
Total assets	$119,699,354	$37,943,994
Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable	$3,231,753	$4,150,730
Revenue share liabilities	1,833,061	–
Accrued liabilities	3,562,635	1,925,901
Note payable – current	2,400,000	–
Deferred revenue	7,229,648	10,438,487
Capital leases and other	70,764	–
Total current liabilities	18,327,861	16,515,118
Notes payable – non current	20,791,410	–
Warrant liability	8,362,667	–
Deferred revenue – non current	331,104	1,073,223
Deferred tax liabilities	7,073,288	704,496
Deferred rent	228,520	–
Capital leases and other	523,979	–
Total liabilities	55,638,829	18,292,837
Commitment and Contingencies
Stockholders’ equity:
Common stock, $.0001 par value, (250,000,000 shares authorized;11,770,583 shares issued and outstanding at September 30, 2013)	1,177	–
Common stock – Class L, $0.01 par value, (1,000,000 shares authorized, issued and outstanding at January 31, 2013)	–	10,000
Common stock – Class A Non-voting, $0.01 par value, (200,000 shares authorized, 68,889 shares issued and outstanding at January 31, 2013 and 2012)	–	689
Additional paid-in capital	75,265,351	10,149,643
Accumulated comprehensive income (loss)	230,758	(38,940
Notes receivable – restricted stock	–	(207,025)
Retained earnings (accumulated deficit)	(11,436,761)	9,736,790
Total stockholders’ equity	64,060,525	19,651,157
Total liabilities and stockholders’ equity	$119,699,354	$37,943,994

RMG Networks Holding Corporation

Consolidated Statements of Comprehensive Income / (Loss)

(Unaudited)

	Successor Company July 1 Through September 30, 2013	Predecessor Company August 1 Through October 31, 2012
Revenue:
Advertising	$4,308,717		$-
Products	5,460,746		2,649,929
Maintenance and content services	3,232,466		4,205,005
Professional services	2,580,894		1,633,319
Total Revenue	15,582,823		8,488,253
Cost of Revenue:
Advertising	3,352,016		-
Products	3,729,288		1,737,357
Maintenance and content services	873,340		461,931
Professional services	1,344,836		1,294,542
Total Cost of Revenue	9,299,480		3,493,830
Gross Profit	6,283,343		4,994,423
Operating expenses:
Sales and marketing	4,324,370		1,793,627
General and administrative	3,888,646		1,635,405
Research and development	904,610		474,728
Acquisition expenses	789,653		0
Depreciation and amortization	1,679,344		375,552
Total operating expenses	11,586,623		4,279,312
Operating income (loss)	(5,303,280)		715,111
Other Income (Expense):
Warrant liability income	2,090,667		-
Interest expense and other - net	(949,671)		(7,667
Income (loss) before income taxes	(4,162,284)		707,444
Income tax expense	-		205,274
Net income (loss)	(4,162,284)		502,170
Other comprehensive income (loss)
Foreign currency translation adjustments	178,661		16,004
Total comprehensive income (loss)	$(3,983,623)		$518,174
Net income (loss) per share:
Basic and dilutive net income (loss) per share of Common Stock	$(.46)	$
Basic and dilutive net income (loss) per share of Class L Common Stock	-		.50
Basic and dilutive net income (loss) per share of Class A Non-Voting Common Stock	-		-
Weighted average shares used in computing basic and dilutive net income (loss) per share of Common Stock	$9,028,083	$
Weighted average shares used in computing basic and dilutive net income (loss) per share of Class L Common Stock			1,000,000
Weighted average shares used in computing basic and dilutive net income (loss) per share of Class A Non-Voting Common Stock			82,778

RMG Networks Holding Corporation

Pro Forma Consolidated Statements of Income

	Third Quarter
Revenue:	2013	2012
Advertising	$4,308,717	$4,998,519
Products	5,460,746	3,791,604
Maintenance and content services *	4,095,106	4,266,849
Professional services	2,580,894	1,548,125
Total Revenue	16,445,463	14,605,097
Cost of Revenue	9,299,481	6,319,657
Gross Profit	7,145,982	8,285,440
Operating Expenses	11,586,623	11,044,896
Operating Income (Loss)	$(4,440,641)	$(2,759,456)

RMG Networks Holding Corporation

Consolidated Statements of Cash Flows

For The Nine Months Ended September 30, 2013

(Unaudited)

	Successor Company April 20 Through September 30, 2013	RMG January 1 through April 19, 2013	Predecessor Company February 1 Through April 19, 2013	Predecessor Company February 1 Through October 31, 2012

Cash flows from operating activities
Net income (loss)	$(11,436,761)	$(7,216,166)	$(2,553,556)	$1,849,908
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Change in warrant liability	1,829,333	2,733,334	-	-
Non-cash stock issuance	-	2,200,000	-	-
Cancellation of non-cash stock issuance	-	(1,200,000)	-	-
Stock-based compensation	557,641	-	-	-
Non-cash consulting expense	80,000	-	-	-
Interest capitalized as debt	135,000	-	-	-
Depreciation and amortization	2,971,620	8,139	140,293	1,026,914
Deferred tax provision (benefit)	-	-	(12,294)	45,159
Other non-cash expense (income), net	-	-	(2,054)	(6,885)
Changes in operating assets and liabilities:
Accounts receivable	(2,608,668)	(335,961)	2,846,332	(202,262)
Inventory	(295,315)	-	(488,722)	405,247
Other current assets	(188,155)	(38,929)	(154,529)	41,146
Other assets, net	(34,994)	-	12,572	58,940
Accounts payable	(159,338)	45,078	(2,978,808)	(137,735)
Accrued liabilities	(1,435,808)	(358,726)	(765,937)	(813,825)
Deferred revenue	378,732	-	(372,579)	23,959

Net cash provided by (used in) operating activities	(10,206,713)	(4,163,231)	(4,329,282)	2,290,566

Cash flows from investing activities
Acquisition of Reach Media Group Holdings, Inc.	-	(21,010,000)	-	-
Acquisition of Symon Holdings Corporation	(209,079)	(43,476,749)	-	-
Purchases of property and equipment	(775,055)	-	(86,470)	(398,379)
Net cash provided by (used in) investing activities	(984,134	(64,486,749)	(86,470)	(398,379)

Cash flows from financing activities
Proceeds from Trust Account	-	80,010,661	-	-
Payment for public shares tendered	-	(45,512,280)	-	-
Proceeds from debt	-	34,000,000	-	-
Proceeds from stock issuance	39,115,785	5,000,000	-	-
Proceeds from sponsor notes payable	-	635,000	-	-
Payment of sponsor note payable	-	(295,000)	-	-
Payment of stockholder note payable	-	(200,000)	-	-
Loan origination fees	249,650	(980,000)	-	-
Repayments of debt	(10,943,590)	-	-	-
Net cash provided by (used in) financing activities	28,421,845	72,658,381	-	-

Effect of exchange rate changes on cash	230,758	-	(121,144)	53,442

Net increase (decrease) in cash and cash equivalents	17,461,756	4,008,401	(4,536,896)	1,945,629

Cash and cash equivalents, beginning of period	10,824,943	1,150,269	10,203,169	3,836,691

Cash and cash equivalents, end of period	$28,286,699	$5,158,670	$5,666,273	$5,782,320

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$1,247,465	$–	$2,053	$25,017
Cash paid during the year for income taxes	$0	$–	$150,000	$1,294,730

RMG Networks Holding Corporation

Pro-Forma Calculation of Adjusted EBITDA

	Third Quarter
	2013	2012
Reconciliation of Operating Income (Loss) to Adjusted EBITDA -

Operating Income (Loss)	$(5,303,280)	$(2,759,456)
Add:
Depreciation and amortization	1,679,344	1,604,414
Acquisition expenses	789,653	0
Impairment of goodwill and intangibles	0	2,915,420
Stock-based compensation	557,641	0

Revenues that would have been recognized during the period had the balance in deferred revenue at the acquisition date not been required to be to be adjusted to market value at the acquisition date in accordance with GAAP purchase accounting guidelines	862,640	0

Adjusted EBITDA	$(1,414,002)	$1,760,378